Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-189260 and No. 333-193938) of Textura Corporation of our report dated March 6, 2015 relating to the financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 6, 2015